EXHIBIT 99.1

MEDCATH CONTACT:
O. Edwin French	Art Parker
President/Chief Executive Officer	Chief Financial Officer
(704) 815-7700	(704) 815-7700
MedCath Corporation Reports Third Fiscal Quarter Earnings
CHARLOTTE, N.C., August 9, 2011— MedCath Corporation (Nasdaq: MDTH), a healthcare provider focused on high acuity healthcare services, today announced operating results for its third fiscal quarter ended June 30, 2011. The results for MedCath’s third fiscal quarter include Heart Hospital of New Mexico and Arkansas Heart Hospital, which were sold on August 1, 2011.
Third Fiscal Quarter Highlights
•	Net revenue of $91.8 million, down 1.4% compared to the third quarter of fiscal 2010.
•	Total admissions and adjusted admissions of 4,779 and 7,249, down 1.2% and 0.7%, respectively, compared to the third quarter of fiscal 2010.
•	Loss from continuing operations of ($3.1) million and Adjusted EBITDA of $4.6 million, down 41.0% compared to third quarter of fiscal 2010.
•	Diluted loss per share from continuing operations of ($0.15) and Adjusted EPS of ($0.03).
•	Total cash of $113.7 million as of the end of the third quarter of fiscal 2011 after repayment of $30.2 million in third party debt outstanding.
Third Quarter of Fiscal 2011 Results Compared to Third Quarter of Fiscal 2010 Results
MedCath’s reported net revenue decreased 1.4% to $91.8 million in the third quarter of fiscal 2011 compared to $93.1 million in the third quarter of fiscal 2010. Net income was $12.3 million in the third quarter of fiscal 2011 compared to a net loss of $(12.8) million in the third quarter of fiscal 2010. MedCath’s loss from continuing operations was $(3.1) million, or $(0.15) per diluted share, in the third quarter of fiscal 2011 compared to $(14.8) million, or $(0.74) per diluted share, in the third quarter of fiscal 2010.

MedCath’s third quarter of fiscal 2011 financial results included the following items:
•	$0.8 million, or ($0.02) per diluted share, in long-lived asset impairment expense in the Corporate division related to undeveloped land located adjacent to one of Medcath’s hospitals;
•	$2.7 million, or ($0.09) per diluted share, of professional fees and other expenses incurred in connection with MedCath’s strategic options process announced on March 1, 2010; and
•	$0.4 million, or ($0.01) per diluted share, in share-based compensation expense.
MedCath’s third quarter of fiscal 2010 financial results included the following items:
•	$22.8 million, or ($0.69) per diluted share, in impairment expense;
•	$0.6 million, or ($0.02) per diluted share, in share-based compensation expense; and
•	$1.4 million, or ($0.06) per diluted share, of professional fees and other expenses incurred in connection with MedCath’s strategic options process announced on March 1, 2010.
Adjusted EBITDA was $4.6 million in the third quarter of fiscal 2011 compared to $7.8 million in the same period of the prior year. MedCath’s Adjusted EPS for the third quarter of fiscal 2011 was $(0.03) compared with $0.03 in the third quarter of fiscal 2010.
Commenting on the quarter, O. Edwin French, MedCath President and Chief Executive Officer, stated, “During our third fiscal quarter, we continued to make progress regarding our strategic options process, completing the sale of our MedCath Partners division and announcing two hospital transactions that closed August 1. Operationally, our results this quarter were impacted by a 9.8% reduction in open heart procedures, contributing to a decline in net revenue and Adjusted EBITDA, and lower financial results at one hospital that was sold during our fourth quarter of fiscal 2011.”
Operating Statistics and Debt Repayment
MedCath’s financial results for the third fiscal quarter ended June 30, 2011, reflect a 1.2% decrease in total admissions and a 0.7% decrease in adjusted admissions compared to the third quarter of fiscal 2010. Hospital outpatient cases, including emergency department visits, totaled 15,493 in the third quarter of fiscal 2011, up 8.6% compared to the third quarter of fiscal 2010.
Total uncompensated care, which includes charity care plus bad debt expense, equaled 13.6% of hospital division net patient revenue before the deduction for charity care in the third quarter of fiscal 2011 compared to 13.1% in the third quarter of fiscal 2010.

We received $29.8 million in cash from the sale of assets during the third quarter of fiscal 2011, which was used, together with cash on hand, to repay $30.2 million in third party debt outstanding.
Update on Strategic Options Process
On August 1, 2011, MedCath announced the completion of separate transactions related to the sale of its equity interest in Arkansas Heart Hospital and the sale of substantially all the assets of Heart Hospital of New Mexico. These transactions represented the eighth and ninth transactions since MedCath announced its strategic options process in March 2010. MedCath anticipates that final net proceeds from these two transactions, after liquidation of retained assets and prior to payment of any contingent or unknown liabilities, to be approximately $122.0 million. Following these transactions, MedCath owns interest and operates four hospitals, three of which it owns a majority interest and one in which it owns a minority interest.
Use of Non-GAAP Financial Measures
Included in this press release and the supplemental financial information furnished herewith are certain financial measures that are not calculated and presented in conformity with generally accepted accounting principles (“non-GAAP measures”), such as adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) and adjusted diluted earnings per share from continuing operations (“Adjusted EPS”). The supplemental financial information furnished herewith provides a quantitative reconciliation of Adjusted EBITDA and Adjusted EPS based on the following calculations as and for the periods identified below.
Adjusted EBITDA for the third fiscal quarter of 2011 represents MedCath’s loss from continuing operations, net of taxes attributable to MedCath’s common stockholders; income tax benefit, net income attributable to noncontrolling interests; equity in net earnings of unconsolidated affiliates; interest and other income; interest expense; loss on disposal of property, equipment and other assets; impairment on long-lived assets; depreciation; share-based compensation expense, and professional fees associated with MedCath’s exploration of strategic options. Adjusted EPS for the third fiscal quarter of fiscal 2011 represents MedCath’s diluted loss per share from continuing operations adjusted for professional fees associated with MedCath’s consideration of strategic options; impairment on long-lived assets and share-based compensation expense.
Adjusted EBITDA for the first nine months of fiscal 2011 represents MedCath’s loss from continuing operations, net of taxes attributable to MedCath’s common stockholders; income tax benefit, net income attributable to noncontrolling interests; equity in net earnings of unconsolidated affiliates; interest and other income; gain on sale of unconsolidated affiliates; interest expense; (gain) loss on disposal of property, equipment and other assets; impairment on long-lived assets; depreciation; share-based compensation expense; professional fees associated with MedCath’s exploration of strategic options, and sales tax refunds. Adjusted EPS for the first nine months of fiscal 2011 represents MedCath’s diluted loss per share from continuing operations adjusted for gain on sale of unconsolidated affiliates; professional fees associated with MedCath’s consideration of strategic options; sales tax refunds; impairment on long-lived assets and share-based compensation expense.

Adjusted EBITDA for the third fiscal quarter of 2010 represents MedCath’s loss from continuing operations, net of taxes attributable to MedCath’s common stockholders, income tax benefit; net income attributable to noncontrolling interests; equity in earnings of unconsolidated affiliates; interest and other income, net; interest expense; loss on disposal of property, equipment and other assets; depreciation; share-based compensation expense, impairment on long-lived assets, and professional fees associated with MedCath’s exploration of strategic options. Adjusted EPS for the third fiscal quarter of fiscal 2010 represents MedCath’s diluted loss per share from continuing operations adjusted for share-based compensation expense; impairment loss on long-lived assets, and professional fees associated with MedCath’s exploration of strategic options.
Adjusted EBITDA for the first nine months of fiscal quarter of 2010 represents MedCath’s loss from continuing operations, net of taxes attributable to MedCath’s common stockholders, income tax benefit; net income attributable to non-controlling interests; equity in earnings of unconsolidated affiliates; interest and other income, net; loss on note receivable; interest expense; (gain) loss on disposal of property, equipment and other assets; impairment of long-lived assets; depreciation; per-opening expenses; share-based compensation expense, and professional fees associated with MedCath’s exploration of strategic options. Adjusted EPS for the third fiscal quarter of fiscal 2010 represents MedCath’s diluted loss per share from continuing operations adjusted for professional fees associated with MedCath’s exploration of strategic options; impairment on long-lived assets; loss on note receivable; share-based compensation expense, and pre-opening expenses.
MedCath’s management uses Adjusted EBITDA to measure the performance of MedCath’s various operating entities, to compare actual results to historical and budgeted results and to make capital allocation decisions. Management provides Adjusted EBITDA and Adjusted EPS to investors to assist them in performing their analyses of MedCath’s historical operating results. Further, management believes that many investors in MedCath also invest in, or have knowledge of, other healthcare companies that use Adjusted EBITDA and/or Adjusted EPS as a financial performance measure. Because Adjusted EBITDA and Adjusted EPS are non-GAAP measures, Adjusted EBITDA and Adjusted EPS, as defined above, may not be comparable to other similarly titled measures of other companies. MedCath has included a supplemental schedule with the financial statements that accompanies this press release that reconciles historical Adjusted EBITDA to MedCath’s income from continuing operations attributable to MedCath’s common stockholders and Adjusted EPS to diluted EPS from continuing operations.

This press release and the financial information included therewith will be accessible on the web, by going to www.medcath.com, “Investor Relations,” then clicking on “News.”
MedCath Corporation, headquartered in Charlotte, N.C., is a healthcare provider focused on high acuity services with the diagnosis and treatment of cardiovascular disease being a primary service offering. MedCath owns an interest in and operates four hospitals with a total of 366 licensed beds, located in Arizona, California, Louisiana, and Texas.
Parts of this announcement contain forward-looking statements that involve risks and uncertainties. Although management believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic, regulatory and competitive uncertainties and contingencies that are difficult or impossible to predict accurately and are beyond our control including, but not limited to, the implementation of healthcare reform legislation and future enactment of changes in federal law that would further limit physician hospital ownership. Actual results could differ materially from those projected in these forward-looking statements. We do not assume any obligation to update these statements in a news release or otherwise should material facts or circumstances change in ways that would affect their accuracy. The preparation of MedCath’s third quarter of fiscal 2011 operating results required management to make estimates and assumptions that affect reported amounts of revenues and expenses. There is a reasonable possibility that actual results may vary significantly from those estimates.
These various risks and uncertainties are described in detail in “Risk Factors” in MedCath’s Annual Report or Form 10-K for the year ended September 30, 2010 filed with the Securities and Exchange Commission on December 14, 2010 as amended. Copies of our filings with the Securities and Exchange Commission, including exhibits, are available at www.sec.gov to review.